Exhibit 10.3

DIRECTOR DESIGNATION AGREEMENT

THIS DIRECTOR DESIGNATION AGREEMENT (this “Agreement”) is made and entered into as of October 16, 2008, by and among TRI-S SECURITY CORPORATION, a Georgia corporation (the “Company”), and Select Contrarian Value Partners, L.P. (“Select Contrarian”).

RECITALS

WHEREAS, the Company desires to enter into this Agreement to induce Select Contrarian to tender that certain 10% Callable, Convertible Promissory Note dated October 14, 2005, in the original principal amount of $1,500,000, payable by the Company to Select Contrarian (“Select Contrarian’s Existing Note”), in connection with the exchange offer contemplated by that certain tender offer statement on Schedule TO under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), initially filed by the Company with the Securities and Exchange Commission (the “SEC”) on August 20, 2008 (File No. 005-81576) (as may be amended from time to time, together with each exhibit and other item related thereto, the “Tender Offer Documents”); and

WHEREAS, each party hereto is entering into this Agreement to provide for certain matters with respect to the board of directors of the Company (the “Board of Directors”), including, without limitation, the number of directors of the Company (each, a “Director” and, collectively, the “Directors”), the composition of committees, and the designation and election of certain natural persons as directors, their term of office and manner of selection and removal, and the relationship among such directors, the Company and Select Contrarian;

AGREEMENT

NOW, THEREFORE, in and as consideration of and for the provisions hereof, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each party here, intending to be legally bound, hereby agrees as follows:

1. Definitions. Each capitalized term used and not otherwise defined herein shall have the meaning(s) assigned to such term in the Tender Offer Documents, which are incorporated herein by reference.

2. Board Designees. Select Contrarian shall be entitled to designate two (2) natural persons to be elected as Directors (each, a “Designee” and, together, the “Designees”); provided, however, that each Designee must (i) qualify as an “independent director” (as defined in the rules of the exchange applicable to the Company); (ii) agree in writing to resign from the Board of Directors effective as of the termination of this Agreement; and (iii) as a condition of, and in connection with, such Designee’s election to the Board of Directors, deliver to the Company a written notice pursuant to which such Designee resigns from the Board of Directors effective as of the termination of this Agreement. The Company shall in good faith use commercially reasonable efforts to adequately inform the Board of Directors (and cooperate with the other party hereto) in connection with the determination by the Board of Directors of the independence and acceptability of each Designee.

3. Number of Directors. Upon the effectiveness of this Agreement and until its termination (the “Term”), the total authorized number of Directors shall be fixed at four (4) unless and until changed in any manner provided herein. No later than two (2) weeks after Select Contrarian delivers the Designee Notice (as defined below) to the Company, and subject to the occurrence of the Exchange Date and the satisfaction of the requirements of Section 2(i) –(iii), the total authorized number of Directors shall be fixed at six (6) unless and until changed in any manner provided herein. The total authorized number of

Directors may be changed (and any newly created directorship resulting from any increase in the total authorized number of Directors may be filled) from time to time only in accordance with the Company’s Bylaws and Articles of Incorporation (together, the “Organizational Documents”) and applicable law.

For purposes of this Agreement, the “Designee Notice” means a written notice from Select Contrarian to the Company which identifies the Designees (or any successor Designee designated pursuant to Section 5) and provides the information about each such Designee which would be required to be delivered to the Company pursuant to Section 2.05(b) of the Company’s Bylaws if such Designee were being nominated by a shareholder of the Company for election as a Director.

4. Board Membership. No later than two (2) weeks after Select Contrarian delivers the Designee Notice to the Company, and subject to the occurrence of the Exchange Date and the satisfaction of the requirements of Section 2(i)-(iii), the Company shall cause the Board of Directors to elect the Designees as Directors and apportion the Designees among the Director classes as required by the Organizational Documents and applicable law. The Company shall use commercially reasonably efforts to cause the Board of Directors to continue to include throughout the Term the two (2) Designees designated by Select Contrarian (or any successor Designee designated by Select Contrarian pursuant to Section 5). The Company shall deliver to the Designees notice of all meetings of the independent Directors in the same manner and at the time such notice is delivered to the independent Directors who are not Designees.

5. Removal; Vacancies. Any Designee may be removed from the Board of Directors at any time in accordance with the Organizational Documents and applicable law. Select Contrarian has the right to designate a natural person to fill any vacancy on the Board of Directors created prior to the end of the Term by the death, removal, or resignation of any Designee or the inability or unwillingness of any Designee to serve as a Director; provided, however, that any person designated pursuant to this Section 5 must satisfy the requirements of Section 2(i)-(iii), and Select Contrarian must deliver to the Company a Designee Notice with respect to any such person. During the Term, the Company shall not amend its Bylaws to permit the removal of Directors from the Board of Directors by action of the Board of Directors.

6. Liability and Indemnification. At all times from the date hereof until the termination of this Agreement, the Company shall maintain in full force and effect (i) the indemnification protections for Directors and officers of the Company as set forth in the Organizational Documents and otherwise in any contract, agreement and arrangement with any officer or Director and (ii) such director’s and officer’s liability insurance as is customary in the industry.

7. Support. At and for any annual or special meeting of Directors and/or shareholders of the Company, and otherwise whenever the Directors and/or shareholders of the Company act or are asked to act, including, without limitation, by written consent and/or with respect to election of Directors, each party hereto shall take all necessary and appropriate actions within its reasonable control to (i) cause this Agreement to be effectuated and to carry out the intent and purposes hereof (including, without limitation, the approval, nomination, appointment, election, removal, and/or replacement of each Designee and the indemnification of Directors and officers pursuant to and in accordance with this Agreement) and (ii) ensure that the Organizational Documents do not conflict in any respect with this Agreement. No party hereto shall (a) grant any proxy that is inconsistent with this Agreement or enter into or agree to be bound by any voting agreement or voting trust that is inconsistent with this Agreement, except as otherwise expressly provided herein, or (b) enter into any shareholder agreement or other arrangement of any kind with any person that is inconsistent with this Agreement.

8. Fees and Expenses. The Company shall promptly reimburse each Designee for any and all reasonable out-of-pocket fees and expenses actually incurred by such Designee in connection with the participation by such Designee in any meeting of the Board of Directors or any committee of the Board of Directors (each, a “Committee” and, collectively, the “Committees”) or any meeting of the shareholders of the Company and otherwise in connection with the service by such Designee as a Director.

9. Compensation. Each Designee shall be entitled to receive, in addition to the fees and expenses otherwise provided for herein, such compensation as determined, or recommended to the Board of Directors for determination, by (i) a majority of the independent Directors then in office or (ii) a duly appointed and qualified Compensation Committee of the Board of Directors.

10. Committees. Select Contrarian shall have the right and option (but not the obligation) to choose one (1) Designee to be appointed as a member of the Audit Committee, the Compensation Committee and each other Committee (if any); provided, however, that each Designee appointed to any Committee must satisfy the requirements applicable to members of such Committee set forth in the (i) rules of the exchange applicable to the Company, (ii) rules and regulations of the SEC and (iii) provisions of the charter of the such Committee. The Company shall in good faith use commercially reasonable efforts to adequately inform the Board of Directors (and cooperate with the other parties hereto) in connection with the determination by the Board of Directors regarding the qualifications of each Designee to be appointed to any Committee. During the Term, the Company shall not amend the charter of any Committee in a manner intended to disqualify the Designee appointed to such Committee from serving thereon; provided, however, that nothing in this Agreement shall prohibit the Board of Directors from amending any such charter in any manner which the Board of Directors deems necessary or desirable in order to comply with the rules of the exchange applicable to the Company, any rules or regulations of the SEC or other applicable law.

11. Effectiveness; Termination. Notwithstanding anything herein to the contrary, this Agreement will not become effective or enforceable against the Company unless and until such time as (i) Select Contrarian validly tenders Select Contrarian’s Existing Note in the Exchange Offer and (ii) the Exchange Date has occurred. This Agreement shall terminate automatically if and when, and at and as of the time that, (a) the Company shall have fully and completely satisfied each obligation owed by the Company to Select Contrarian under the New Note issued to Select Contrarian in the Exchange Offer or (b) Select Contrarian shall have assigned its interest under such New Note to another party. Select Contrarian may assign its New Note to another party subject to the consent of the Company, which shall not be unreasonably withheld, conditioned or delayed; provided, however, that it shall be unreasonable to withhold, condition, and/or delay consent to an assignment by Select Contrarian of its New Note to any person other than: (i) a convicted felon, (ii) a direct competitor of the Company, or (iii) a person who is not an “accredited investor”, as such term is defined under Rule 501 of the Securities Act of 1933, as amended.

12. Fees and Expenses. The Company agrees to reimburse Select Contrarian its documented, out-of-pocket fees and expenses (including legal fees) incurred in connection with the preparation and negotiation of this Agreement in an amount not to exceed FIVE THOUSAND DOLLARS ($5,000.00) in the aggregate. Except as otherwise expressly provided herein, each party hereto shall bear and pay the fees and expenses of such party incurred in connection with this Agreement. Notwithstanding anything to the contrary herein, the prevailing party in any dispute shall be entitled to recovery of any and all fees and expenses of such party, including, without, limitation, any and all reasonable fees and expenses of any attorney of such party, incurred in connection with such dispute.

13. Further Assurances; Legal Prohibitions. Each party hereto shall (i) furnish such information, (ii) execute and deliver such documents, and (iii) do all other such acts and things, in each case, if and as reasonably requested by the other party hereto for the purpose of carrying out the intents and purposes of this Agreement. If the performance by the Company of any obligation of the Company under this Agreement may be prohibited or otherwise limited by applicable law, the Company shall use commercially reasonable efforts to enable the Company to fully satisfy, fulfill, and perform such obligation and otherwise satisfy, fulfill, and perform such obligation to the extent not prohibited by applicable law.

14. Waiver. Neither the failure to exercise, nor any delay by either party hereto in exercising, any right, power, or privilege under this Agreement shall operate as a waiver of such right, power, or privilege, and no single or partial exercise of any such right, power, or privilege shall preclude any other or further exercise of such right, power, or privilege or the exercise of any other right, power, or privilege.

15. Entire Agreement; Modification. This Agreement terminates, supersedes, and replaces all prior written and oral agreements between the parties hereto with respect to the subject matter hereof and constitutes a complete and exclusive statement of the terms of the agreement between the parties hereto with respect to the subject matter hereof. This Agreement may not be amended or otherwise modified except by a written agreement executed by each party hereto.

16. Assignment. Except as otherwise expressly provided by this Agreement, neither party may assign any right or obligation of such party under this Agreement without the prior express written consent of the other party hereto. This Agreement shall apply to, be binding in all respects upon, and inure to the benefit of each successor, personal representative, and permitted assign of each party hereto.

17. Severability. If any provision hereof is held to be illegal, invalid or unenforceable under any present or future law, and if any rights or obligation of either party hereto hereunder shall not be materially and adversely affected thereby, (i) such provision shall be fully severable, (ii) this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof, (iii) each remaining provision hereof shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom, and (iv) in lieu of such illegal, invalid or unenforceable provision, there shall be added, automatically as a part hereof, a legal, valid and enforceable provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible or otherwise acceptable to each party hereto.

18. Time of the Essence. With regard to each date and time period set forth or referred to herein, time is of the essence.

19. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original copy of this Agreement and all of which, when taken together, shall be deemed to constitute one (1) and the same agreement.

20. Specific Enforcement. Each party hereto expressly agrees that each party hereto may be irreparably damaged if this Agreement is not specifically enforced. In any proceeding or other action to specifically enforce this Agreement, each party hereto shall waive the claim or defense that the other party hereto or claimant has an adequate remedy at law, and such party shall not urge a claim or defense that such remedy at law exists. Upon a breach or threatened breach hereof by either party hereto, the other party hereto shall, in addition to all other remedies available with respect to such breach, be entitled to a temporary or permanent injunction, without showing any actual damage, and/or a decree for specific performance. This Agreement shall not prevent either party hereto from seeking a remedy at law in connection with any breach hereof.

IN WITNESS WHEREOF, each party hereto has caused this Director Designation Agreement to be duly executed and effective as of the date first written above.

TRI-S SECURITY CORPORATION

By:	/s/ Ronald G. Farrell
Name:	Ronald G. Farrell
Title:	Chief Executive Officer

SELECT CONTRARIAN VALUE PARTNERS, L.P.

By:	Kaizen Management, L.P.
Title:	General Partner

By:	Kaizen Capital, L.L.C.
Title:	General Partner

By:	/s/ David W. Berry
Name:	David W. Berry
Title:	Manager

Signature Page to Director Designation Agreement.